As filed with the Securities and Exchange Commission on April 9, 2010
Registration No. 333-162582

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALEXZA PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0567768
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California 94043
(650) 944-7000
(Address, including zip code, and telephone number, including area code, of the Registrant’s principal executive offices)

Thomas B. King
President and Chief Executive Officer
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California 94043
(650) 944-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C.T. Linfield, Esq.
Brent D. Fassett, Esq.
Cooley Godward Kronish LLP
380 Interlocken Crescent
Suite 900
Broomfield, Colorado 80021
(720) 566-4000

Approximate date of commencement of proposed sale to the public:
From time to time following the effectiveness of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-162582), which was declared effective on October 27, 2009. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

EXPLANATORY NOTE
On October 20, 2009, the Registrant filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (Registration No. 333-162582), which was (a) declared effective by the SEC on October 27, 2009 and (b) amended by Post-Effective Amendment No. 1 to Form S-1 filed with the SEC on March 10, 2010 (as amended, the “Form S-1”), to register for resale by the selling stockholders named in the prospectus up to 15,403,324 shares of the Registrant’s common stock, $0.0001 par value, including up to 7,296,312 shares issuable upon the exercise of warrants.
This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 is being filed by the Registrant to convert the Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1.
All filing fees payable in connection with the registration of the shares of the common stock covered by the Form S-1 were paid by the Registrant at the time of the initial filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 9, 2010
15,403,324 Shares
Alexza Pharmaceuticals, Inc.
Common Stock

     This prospectus relates to offers and resales or other dispositions by the selling stockholders listed in this prospectus, including their donees, pledgees, transferees or other successors-in-interest, of up to 15,403,324 shares of our common stock, which includes up to 7,296,312 shares of our common stock issuable upon the exercise of warrants. We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time.
     These shares may be sold by the selling stockholders from time to time in the over-the-counter market or on any national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the disposition of these shares by the selling stockholders, other than as a result of the exercise for cash of warrants held by the selling stockholders.
     No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering. The selling stockholders may be deemed underwriters of the shares of our common stock that they are offering. We will bear all costs, expenses and fees in connection with the registration of these shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.
     Our common stock is currently listed on the NASDAQ Global Market under the symbol “ALXA”. On April 8, 2010, the last reported sale price of our common stock on NASDAQ was $2.93 per share.
     You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” contained on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated      , 2010

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this process, selling stockholders may from time to time, in one or more offerings, sell the securities described in this prospectus.
     You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock.
     This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.
     We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.
     References in this prospectus to “Alexza,” “we,” “us” and “our” refer to Alexza Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries. Our principal executive offices are located at 2091 Stierlin Court, Mountain View, CA 94043 and our telephone number is (650) 944-7000. Our web site address is http://www.alexza.com. The information contained in, or that can be accessed through, our web site is not part of this prospectus.

i

PROSPECTUS SUMMARY
     This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus (as supplemented and amended), before making an investment decision.
Our Business and Technologies
     We are a pharmaceutical company focused on the research, development, and commercialization of novel proprietary products for the acute treatment of central nervous system, or CNS, conditions. All of our product candidates are based on our proprietary technology, the Staccato system. The Staccato system vaporizes an excipient-free drug to form a condensation aerosol that, when inhaled, allows for rapid systemic drug delivery. Because of the particle size of the aerosol, the drug is quickly absorbed through the deep lung into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous, or IV, administration but with greater ease, patient comfort and convenience. In December 2009, we submitted our first New Drug Application, or NDA, to the U.S. Food and Drug Administration, or FDA, for our lead product candidate, AZ-004 (Staccato loxapine). In February 2010, we licensed the U.S. and Canadian commercialization rights to AZ-004 to Biovail Laboratories International SRL, or Biovail. We plan to seek additional commercial partners for AZ-004 outside of the U.S. and Canada.
     We have five other product candidates in various stages of clinical development, ranging from Phase 1 through late-stage Phase 2. In January 2009, we reduced, and in some cases suspended, the development of these product candidates in order to concentrate our efforts on the clinical, regulatory, manufacturing and commercial development of our lead product candidate, AZ-004. During the first half of 2010, we expect to conduct a review of our product candidate portfolio. In the second half of 2010, we plan to advance the development of at least one of these product candidates. We are seeking partners to support the continued development of these product candidates, but may develop one or more of these product candidates without partner support.
     Since our inception, we have screened more than 400 drug compounds and we have identified approximately 200 drug compounds that demonstrate initial vaporization feasibility for delivery with our technology. We believe that a number of these drug compounds, when delivered by the Staccato system, would have a desirable therapeutic profile for the treatment of various acute and intermittent conditions. We are initially focusing on developing proprietary products by combining our Staccato system with small molecule drugs that have been in use for many years and are well-characterized to create aerosolized forms of these drugs. We believe that we will be able to reduce the development time and risks associated with our product candidates, compared to the development of new chemical entities.
     Our clinical-stage product candidates are:
•	AZ-004 (Staccato loxapine). We are developing AZ-004 for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder. In December 2009, we submitted our NDA to the FDA. In February 2010, the FDA accepted our filing and provided us a Prescription Drug User Fee Act (PDUFA) goal date of October 11, 2010. We believe that the data generated from our clinical and non-clinical studies (and is contained within our NDA submission) adequately demonstrate the efficacy and safety of AZ-004 for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder.

In February 2010, we entered into a collaboration and license agreement, or license agreement, and a manufacture and supply agreement, or, collectively, the collaboration, with Biovail for AZ-004 (Staccato loxapine) for the treatment of psychiatric and/or neurological indications and the symptoms associated with these indications, including the initial indication of treating agitation in schizophrenia and bipolar disorder patients. The collaboration contemplates that we will be the exclusive supplier of drug product for clinical and commercial uses and have responsibility for the NDA for AZ-004 for the initial indication of rapid treatment of agitation in patients with schizophrenia or bipolar disorder, as well as responsibility for any additional development and regulatory activities required for use in these two patient populations in the outpatient setting. Biovail will be responsible for commercialization for the initial indication and, if it elects, development and commercialization of additional indications for
AZ-004 in the U.S. and Canada.

Under the terms of the license agreement, Biovail paid us an upfront fee of $40 million, and we may be eligible to receive up to an additional $90 million in milestone payments upon achievement of predetermined regulatory, clinical and commercial manufacturing milestones. We may be subject to certain payment obligations to Biovail, up to $5 million, if we do not meet certain other milestones prior to a termination of the license agreement. We are also eligible to receive tiered royalty payments of 10% to 25% on any net sales of AZ-004. We are responsible for conducting and funding all development and regulatory activities associated with AZ-004’s initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder as well as for its possible use in the outpatient setting in these two patient populations. Our obligation to fund the outpatient development efforts is limited to a specified amount, none of which is expected to be incurred in 2010. Biovail is responsible for certain Phase 4 development commitments and related costs and expenses. For additional indications, we have an obligation regarding certain efforts and related costs and expenses, up to a specified amount, and, if it elects, Biovail is responsible for all other development commitments and related costs and expenses.

Under the terms of the manufacture and supply agreement, we are the exclusive supplier of AZ-004 and have responsibility for the manufacture, packaging, labeling and supply for clinical and commercial uses. Biovail will purchase AZ-004 from us at predetermined transfer prices. The transfer prices depend on the volume of AZ-004 purchases, subject to certain adjustments.

Either party may terminate the collaboration for the other party’s uncured material breach or bankruptcy. In addition, Biovail has the right to terminate the collaboration (a) upon 90 days written notice for convenience; (b) upon 90 days written notice if the FDA does not approve the AZ-004 NDA for the initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder; (c) immediately upon written notice for safety reasons or withdrawal of marketing approval; (d) upon 90 days written notice upon certain recalls of the product; or (e) immediately upon written notice within 60 days of termination of the supply agreement under certain circumstances. The supply agreement automatically terminates upon the termination of the license agreement.

•	AZ-007 (Staccato zaleplon). We are developing AZ-007 for the treatment of insomnia in patients who have difficulty falling asleep, including patients who awake in the middle of the night and have difficulty falling back asleep. AZ-007 has completed Phase 1 testing. In the Phase 1 clinical trial, AZ-007 delivered an IV-like pharmacokinetic profile with a median time to peak drug concentration of 1.6 minutes. Pharmacodynamics, measured as sedation assessed on a 100 mm visual analog scale, showed onset of effect as early as two minutes after dosing with AZ-007.

•	AZ-001 (Staccato prochlorperazine). We are developing AZ-001 to treat patients suffering from acute migraine headaches. During the third quarter of 2008, we conducted an end-of-Phase 2 meeting with the FDA. We believe we have a clear understanding of the development requirements for filing an NDA for this product candidate.

•	AZ-104 (Staccato loxapine, low-dose). We are developing AZ-104 to treat patients suffering from acute migraine headaches. AZ-104 is a lower-dose version of AZ-004. In September 2009, we announced preliminary results from our 366 patient Phase 2b clinical trial of AZ-104 in patients with migraine headache. The trial was an outpatient, multi-center, randomized, double-blind, single administration, placebo-controlled study. The study was designed to evaluate the treatment of a single migraine attack of moderate to severe intensity. Two doses of AZ-104, 1.25 mg and 2.5 mg, and placebo were evaluated in the clinical trial. Both AZ-104 dose groups trended towards statistical significance, but the study did not meet its primary endpoint, which was defined as pain-relief at the two-hour time point, compared to placebo. There were no serious adverse events in the clinical trial, and AZ-104 was generally safe and well tolerated in this patient population.

•	AZ-002 (Staccato alprazolam). AZ-002 has completed a Phase 1 clinical trial in healthy subjects and a Phase 2a proof-of-concept clinical trial in panic disorder patients for the treatment of panic attacks, an indication we are not planning to pursue. However, given the safety profile, the successful and reproducible delivery of alprazolam, and the IV-like pharmacological effect demonstrated to date, we are assessing AZ-002 for other possible indications and renewed clinical development.

•	AZ-003 (Staccato fentanyl). We are developing AZ-003 for the treatment of patients with acute pain, including patients with breakthrough cancer pain and postoperative patients with acute pain episodes. We have completed and announced positive results from a Phase 1 clinical trial of AZ-003 in opioid-naïve healthy subjects.
     Other than those licensed to Biovail, we have retained all rights to our product candidates and the Staccato system. We eventually plan to build a U.S.-based specialty sales force to commercialize our product candidates, other than AZ-004, which are approved for marketing and which are intended for specialty pharmaceutical markets. We plan to enter into strategic partnerships with other companies to commercialize products that are intended for certain markets in the United States and for all of our product candidates in geographic territories outside the United States.
The Offering
     The selling stockholders named in this prospectus may offer and sell up to 15,403,324 shares of our common stock, which includes 7,296,312 shares of our common stock issuable upon the exercise of outstanding warrants. All of the shares, when sold, will be sold by the selling stockholders. Such selling stockholders may sell their shares of our common stock from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any of the proceeds from the disposition of these shares by the selling stockholders, other than as a result of the exercise of warrants held by the selling stockholders for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares and the shares underlying the warrants issued to the selling stockholders pursuant to the securities purchase agreement we entered into with the selling stockholders on September 29, 2009, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the securities purchase agreement and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer.

RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009, which has been filed with the SEC and is incorporated by reference in this prospectus, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, before deciding whether to invest in shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Some of the statements contained in this prospectus or documents incorporated by reference constitute forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Examples of these statements include, but are not limited to, statements regarding the following: the prospects of us receiving approval to market AZ-004, our anticipated timing for receiving approval for our NDA for AZ-004, the implications of interim or final results of our clinical trials, the progress and timing of our research programs, including clinical testing, our anticipated timing for filing additional Investigational NDAs with the FDA, the initiation or completion of Phase 1, Phase 2 or Phase 3 clinical testing for our product candidates, the extent to which our issued and pending patents may protect our products and technology, the potential of such product candidates to lead to the development of safe or effective therapies, our ability to enter into collaborations, our future operating expenses, our future losses, our future expenditures, and the sufficiency of our cash resources. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.
     In addition, you should refer to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009, which has been filed with the SEC and is incorporated by reference in this prospectus, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus or documents incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect.
     We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our website.
USE OF PROCEEDS
     The selling stockholders will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus. However, in the case of warrants issued to the selling stockholders on October 5, 2009, upon exercise of the warrants for cash, the selling stockholders would pay us an exercise price of $2.77 per share of common stock, or an aggregate of $20.2 million if the warrants are exercised in full. We intend to use the net proceeds generated by warrant exercises, if any, for general corporate purposes. We cannot estimate how many, if any, of the warrants will be exercised as a result of this offering. We will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

SELLING STOCKHOLDERS
     On September 29, 2009, we entered into a securities purchase agreement with the selling stockholders, or the Securities Purchase Agreement, pursuant to which we sold an aggregate of 8,107,012 shares of common stock and warrants to purchase up to an additional 7,296,312 shares of common stock. The warrants have an exercise price of $2.77 per share and are exercisable for a term of seven years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including stock splits, dividends and consolidations. The warrants may be exercised for cash or on a cashless basis, in which case we will deliver, upon exercise, the number of shares with respect to which the warrant is being exercised reduced by a number of shares having a value equal to the aggregate exercise price of the shares with respect to which the warrant is being exercised.
     Pursuant to the terms of the Securities Purchase Agreement, we agreed to file a registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, or the Securities Act, registering the resale by the selling stockholders of the 15,403,324 shares of common stock, including up to 7,296,312 shares issuable upon the exercise of the warrants purchased under the Securities Purchase Agreement. We also agreed to cause such registration statement to become effective, and to keep such registration statement effective.
     We are registering the above-referenced shares to permit each of the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” in this prospectus (as supplemented and amended). This prospectus covers the sale or other disposition by the selling stockholders or their transferees of up to the total number of shares of common stock issued to the selling stockholders pursuant to the Securities Purchase Agreement, plus the total number of shares of common stock issuable upon exercise of the warrants issued to the selling stockholders pursuant to the Securities Purchase Agreement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares and the shares underlying the warrants issued to the selling stockholders pursuant to the Securities Purchase Agreement, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Securities Purchase Agreement and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer.
     The following table sets forth (i) the name of each selling stockholder, (ii) the number of shares of our common stock beneficially owned by each selling stockholder, (iii) the maximum number of shares of our common stock that each selling stockholder can sell pursuant to this prospectus assuming the exercise of all warrants held, (iv) the number of shares of our common stock that will be beneficially owned by each selling stockholder assuming all of the shares they are offering pursuant to this prospectus are sold, and (v) the percentage ownership of our outstanding common stock that each selling stockholder will hold after the offering. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which such information is presented. We cannot give an estimate as to the number of shares of common stock that will be held by the selling stockholders after the offering because we do not know at this time the number of shares that all of these stockholders have sold in the past or will decide to sell in the future.
     Except as otherwise noted, the information set forth below is based upon information obtained from the selling stockholders as of October 9, 2009 and upon information in our possession regarding the issuance of shares of common stock and warrants to the selling stockholders in connection with the private placement. For purposes of the table below, we have assumed that the selling stockholders exercised the warrants in full pursuant to a cash exercise. The information regarding shares to be beneficially owned after the offering assumes the sale of all shares offered by the selling stockholder under this prospectus. The percentage of shares owned after the offering is based on 52,566,338 shares of our common stock outstanding as of February 28, 2010, and on the assumption that all shares of common stock issuable upon exercise of the warrants held by a particular selling stockholder are outstanding as of that date.

				Number of
	Number of			Shares
	Shares of	Maximum		of Common
	Common	Number of		Stock
	Stock Beneficially	Shares of		Beneficially	Percentage
	Owned Before the	Common		Owned After	Ownership
	Offering	Stock to be		the	After
Selling Stockholder	(1)(2)	Offered (2)		Offering (3)	Offering
Wasatch Funds (4)
Wasatch Small Cap Growth Fund	1,434,785	777,862		656,923	1.2%
Wasatch Ultra Growth Fund	201,523	143,961		57,562	*
Wasatch Micro Cap Fund	620,937	620,937		—	*
Wasatch Funds Total	2,257,245	1,542,760		714,485	1.3%
Abingworth (5)
Abingworth Bioventures V L.P.	2,060,124	1,637,931		422,193	*
Abingworth Bioequities Master Fund Limited	1,167,965	818,965		349,000	*
Other Entities Affiliated with Abingworth	1,456,912	0		1,456,912	2.8%
Abingworth Total	4,685,001	2,456,896		2,228,105	4.1%
Azimuth Opportunity, Ltd. (6)	2,897,500	2,897,500	(7)	—	*
Federated Equity Funds (8)
Federated Kaufmann Fund	808,338	808,338	(9)	—	*
Federated Kaufmann Fund II	10,627	10,627	(10)	—	*
Federated Equity Fund Total	818,965	818,965		—	*
BB Alpha Health	163,793	163,793	(11)	—	*
T. Rowe Price Associates, Inc. (12)
T. Rowe Price Health Sciences Fund, Inc.	689,630	400,330		289,300	*
T. Rowe Price Health Sciences Portfolio	7,170	4,370		2,800	*
TD Mutual Funds — TD Health Sciences Fund	46,760	23,560		23,200	*
VALIC Company I — Health Sciences Fund	56,650	27,550		29,100	*
John Hancock Trust — Health Sciences Trust	60,230	29,830		30,400	*
T. Rowe Price New Horizons Trust	87,700	41,800		45,900	*
T. Rowe Price U.S. Equities Trust	5,030	3,230		1,800	*
T. Rowe Price New Horizons Fund, Inc.	2,107,500	1,330,000		777,500	1.5%
City of New York Deferred Compensation Plan — NYC 457/401K Small Cap Account	79,540	48,640		30,900	*
T. Rowe Price Associates, Inc. Total	3,140,210	1,909,310		1,230,900	2.3%
The Conus Fund (13)
The Conus Fund, L.P.	501,453	299,820	(14)	201,633	*
The Conus Fund Offshore Master Fund Limited	111,470	65,170	(15)	46,300	*
The Conus Fund (QP), L.P.	611,409	414,010	(16)	197,399	*
The Conus Funds Total	1,224,332	779,000		445,332	*
OrbiMed Advisors (17)
Caduceus Capital Master Fund Limited	703,000	703,000	(18)	—	*
Caduceus Capital II, L.P.	475,000	475,000	(19)	—	*
UBS Eucalyptus Fund, L.L.C.	513,000	513,000	(20)	—	*
PW Eucalyptus Fund, Ltd.	45,600	45,600	(21)	—	*
Summer Street Life Sciences Hedge Fund Investors LLC	235,600	235,600	(22)	—	*
The Biotech Growth Trust PLC	1,140,000	1,140,000	(23)	—	*
Other Entities Affiliated with OrbiMed Advisors	32,000	0		32,000	*
OrbiMed Advisors Total	3,144,200	3,112,200		32,000	*
Kingsbrook Opportunities Master Fund LP (24)	781,090	781,090	(25)	—	*
Capital Ventures International (26)	818,965	818,965	(27)	—	*
Thomas B. King (28)	938,284	122,845		815,439	1.5%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that can be acquired under options or warrants that are currently exercisable, or which will become exercisable no later than 60 days after February 28, 2010, are deemed outstanding for the purposes of computing the percentage of the person holding such options or warrants, but not deemed outstanding for the purposes of computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)	Includes all shares issuable upon the exercise of warrants without regard to restrictions on exercise.

(3)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.

(4)	Wasatch Small Cap Growth Fund, Wasatch Ultra Growth Fund and Wasatch Micro Cap Fund are managed by Wasatch Advisors, Inc. (“Wasatch Advisors”). Jeff Cardon has voting and investment control over the securities held by Wasatch Small Cap Growth Fund. Ajay Krishnan has voting and investment control over the securities held by Wasatch Ultra Growth Fund. Daniel Chace has voting and investment control over the securities held by Wasatch Micro Cap Fund. Wasatch Advisors and Messrs. Cardon, Krishnan and Chace each disclaim beneficial ownership of the securities except for their pecuniary interest therein.

(5)	Abingworth Bioventures V L.P. and Abingworth BioEquities Master Fund Limited are managed by Abingworth LLP. Abingworth BioVentures IV L.P. and Abingworth BioVentures IV Executives L.P., which collectively hold the shares included in the row marked “Other Entities Affiliated with Abingworth”, are managed by Abingworth Management Limited. In each case the following individuals comprise the investment committee, which has voting and investment control over the shares: Dr. Stephen Bunting, Dr. Joe Anderson, Dr. Jonathan Macquitty and Mr. Michael Bigham. These individuals disclaim beneficial ownership of the securities except for their pecuniary interest therein.

(6)	Peter W. Poole and Anthony L.M. Inder Rieden are directors of Azimuth Opportunity, Ltd. (“Azimuth”) and have voting control and investment discretion over securities owned by Aziumth. The foregoing should not be construed in and of itself as an admission by Mr. Poole or Mr. Inder Rieden as to beneficial ownership of the securities owned by Azimuth.

(7)	Our records indicate that, as of the date of this prospectus, Azimuth has sold, as part of the offering, 301,042 of the 2,897,500 referenced shares.

(8)	Federated Kaufmann Fund is a portfolio of Federated Equity Funds, a registered investment company, and Federated Kaufmann Fund II is a portfolio of Federated Insurance Series, a registered investment company. Federated Kaufmann Fund and Federated Kaufmann Fund II are collectively referred to as “FKF” in this footnote. The parent holding company of FKF’s advisors is Federated Investors Inc. FKF’s advisor is Federated Equity Management Company of Pennsylvania (“FEMCPA”), which has delegated daily management of the fund’s assets to Federated Global Investment Management Corp., as subadvisor. While the officers and directors of FEMCPA have dispositive power over FKF’s portfolio securities, they customarily delegate this dispositive power, and therefore the day-to-day dispositive decisions are made by the portfolio managers of FKF. The portfolio managers for FKF disclaim any beneficial ownership of the shares. With respect to voting power, FKF has delegated the authority to vote proxies to FEMCPA. FEMCPA has established a Proxy Voting Committee to cast proxy votes on behalf of FKF in accordance with proxy voting policies and procedures approved by FKF.

(9)	Our records indicate that, as of the date of this prospectus, Federated Kaufmann Fund has sold, as part of the offering, 425,441 of the 808,338 referenced shares.

(10)	Our records indicate that, as of the date of this prospectus, Federated Kaufmann Fund II has sold, as part of the offering, 5,593 of the 10,627 referenced shares.

(11)	Our records indicate that, as of the date of this prospectus, BB Alpha Health has sold, as part of the offering, 45,742 of the 163,793 referenced shares.

(12)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the shares owned by T. Rowe Price Health Sciences Fund, Inc., T. Rowe Price Health Sciences Portfolio, TD Mutual Funds — TD Health Sciences Fund, VALIC Company I — Health Sciences Fund, John Hancock Trust — Health Sciences Trust, T. Rowe Price New Horizons Trust, T. Rowe Price U.S. Equities Trust, T. Rowe Price New Horizons Fund, Inc. and City of New York Deferred Compensation Plan — NYC 457/401K Small Cap Account. TRPA may be deemed to be the beneficial owner of all the shares listed for these funds and accounts; however, TRPA expressly disclaims that it is the beneficial owner of such securities. TRPA is the wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly-traded financial services holding company.

(13)	Conus Partners Inc. (“Conus Partners”) serves as investment adviser with power to direct investments and/or sole power to vote the shares owned by The Conus Fund, L.P., The Conus Fund Offshore Master Fund Limited and The Conus Fund (QP), L.P. Andrew Zacks is the principal and managing director of Conus Partners.

(14)	Our records indicate that, as of the date of this prospectus, The Conus Fund, L.P. has sold, as part of the offering, 115,600 of the 299,820 referenced shares.

(15)	Our records indicate that, as of the date of this prospectus, The Conus Fund Offshore Master Fund Limited has sold, as part of the offering, 22,300 of the 65,170 referenced shares.

(16)	Our records indicate that, as of the date of this prospectus, The Conus Fund (QP), L.P. has sold, as part of the offering, 154,800 of the 414,010 referenced shares.

(17)	OrbiMed Advisors LLC and OrbiMed Capital LLC share the investment advisory responsibility on behalf of the OrbiMed entities identified in this table. OrbiMed Advisors LLC (“OALLC”) serves as the general partner to Caduceus Capital II, L.P. In addition, OALLC serves as the investment adviser to UBS Eucalyptus Fund, L.L.C. and PW Eucalyptus Fund, Ltd. OrbiMed Capital LLC (“OCLLC”) serves as the investment adviser to Caduceus Capital Master Fund Limited, The Biotech Growth Trust PLC and Summer Street Life Sciences Hedge Fund Investors LLC. Samuel D. Isaly is the managing member of both OALLC and OCLLC, and is deemed to have investment and voting control of OALLC and OCLLC. OALLC, OCLLC and Mr. Isaly disclaim beneficial ownership of the securities owned other than through their pecuniary interest in the underlying entities.

(18)	Our records indicate that, as of the date of this prospectus, Caduceus Capital Master Fund Limited has sold, as part of the offering, 69,400 of the 703,000 referenced shares.

(19)	Our records indicate that, as of the date of this prospectus, Caduceus Capital II, L.P. has sold, as part of the offering, 46,900 of the 475,000 referenced shares.

(20)	Our records indicate that, as of the date of this prospectus, UBS Eucalyptus Fund, L.L.C. has sold, as part of the offering, 50,700 of the 513,000 referenced shares.

(21)	Our records indicate that, as of the date of this prospectus, PW Eucalyptus Fund, Ltd. has sold, as part of the offering, 4,500 of the 45,600 referenced shares.

(22)	Our records indicate that, as of the date of this prospectus, Summer Street Life Sciences Hedge Fund Investors LLC has sold, as part of the offering, 23,300 of the 235,600 referenced shares.

(23)	Our records indicate that, as of the date of this prospectus, The Biotech Growth Trust PLC has sold, as part of the offering, 245,900 of the 1,140,000 referenced shares.

(24)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and has voting control and investment discretion over securities held by Kingbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(25)	Our records indicate that, as of the date of this prospectus, Kingsbrook Opportunities Master Fund LP has sold, as part of the offering, 411,100 of the 781,090 referenced shares.

(26)	Heights Capital Management, Inc. is the authorized agent of Capital Ventures International (“CVI”) and has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc. may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any beneficial ownership of the shares.

(27)	Our records indicate that, as of the date of this prospectus, Capital Ventures International has sold, as part of the offering, 431,034 of the 818,965 referenced shares.

(28)	As of February 28, 2010. Includes 116,107 shares held by the Thomas and Beth King 2000 Family Trust, of which Mr. King and his spouse are trustees. Also includes 688,142 shares issuable upon the exercise of options that are currently exercisable, or that will become exercisable no later than 60 days after February 28, 2010.
     Thomas King is our President and Chief Executive Officer and a member of our board of directors.

PLAN OF DISTRIBUTION
     We are registering the shares of our common stock offered in this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will pay other expenses relating to the preparation, updating and filing of this registration statement. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. However, in the case of warrants issued to the selling stockholders on October 5, 2009, upon a cash exercise of the warrants by the selling stockholders, we will receive the exercise price of $2.77 per share of our common stock exercised. If the warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the warrants.
     These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein, some of which may or may not involve broker-dealers acting as agent or principal:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, by amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities.

     The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.
     The selling stockholders may effect transactions by selling shares of our common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act, the Exchange Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling stockholders to take certain actions as are necessary to keep the registration statement that includes this prospectus effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement that contains this prospectus and (ii) the date on which the selling stockholders may sell all of the shares without restriction and without the need for us to be in compliance with the current public information requirement pursuant to Rule 144.
     The selling stockholders and any broker dealers that act in connection with the sale of the shares might be deemed to be “underwriters” as the term is defined in Section 2(11) of the Securities Act. Consequently, any commissions received by these broker dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” as defined in Section 2(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

VALIDITY OF COMMON STOCK
     The validity of our common stock being offered hereby has been passed upon for us by Cooley Godward Kronish LLP, Broomfield, Colorado.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Alexza. The SEC’s Internet site can be found at http://www.sec.gov.
     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 000-51820):
•	Our Current Reports on Form 8-K filed with the SEC on February 11, 2010, February 16, 2010 and March 11, 2010;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 9, 2010 (the “2009 Form 10-K”);

•	The information specifically incorporated by reference into the 2009 Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2010; and

•	The description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on February 23, 2006, including any amendments thereto or reports filed for the purpose of updating this transaction.
     We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, or (ii) after the date of this prospectus and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.
     We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to those documents. You should direct any requests for documents to Alexza Pharmaceuticals, Inc., Attention: Corporate Secretary, 2091 Stierlin Court, Mountain View, California 94043. Our phone number is (650) 944-7000. In addition, all of the documents incorporated by reference into this prospectus may be accessed via the Internet at our website: http://www.alexza.com.

15,403,324 Shares

Alexza Pharmaceuticals, Inc.
Common Stock

PROSPECTUS

, 2010

PART II
Information Not Required In Prospectus
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth all expenses to be paid by the Registrant, other than the underwriting discounts and commissions payable by the Registrant, in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee.

AMOUNT
TO BE
PAID
SEC registration fee	$2,054
Legal fees and expenses	45,000
Accounting fees and expenses	25,000
Miscellaneous expenses	5,000

Total	$77,054

Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant’s certificate of incorporation and bylaws provide that the Registrant will indemnify its directors, officers, employees and agents to the full extent permitted by the Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into indemnification agreements with its directors and officers that requires it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The indemnification provisions in the Registrant’s certificate of incorporation and bylaws and the indemnification agreements entered into between the Registrant and its directors may be sufficiently broad to permit indemnification of its officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Registrant also maintains director and officer liability insurance to insure its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.
Item 16. Exhibits.
EXHIBIT INDEX

Exhibit
Number	Description of Document

3.5	Restated Certificate of Incorporation(1)

3.7	Amended and Restated Bylaws(1)

3.8	Amendment to Amended and Restated Bylaws(2)

4.1	Specimen Common Stock Certificate(1)

4.2	Second Amended and Restated Investors’ Rights Agreement between Registrant and certain holders of Preferred Stock dated November 5, 2004(1)

5.1	Opinion of Cooley Godward Kronish LLP (previously filed with the Registrant’s Form S-1 filed with the SEC on October 20, 2009)

23.1w	Consent of Independent Registered Public Accounting Firm

23.2w	Consent of Cooley Godward Kronish LLP

24.1	Power of Attorney (included in the signature page of the Registrant’s Form S-1 filed with the SEC on October 20, 2009)

w	Filed herein

(1)	Filed as an Exhibit to our Registration Statement on Form S-1 filed on December 22, 2005, as amended (File No. 333-130644), and incorporated herein by reference

(2)	Filed as an Exhibit to our Annual Report on Form 10-K (File No. 000-51820) as filed with the SEC on March 17, 2008 and incorporated herein by reference
Item 17. Undertakings
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on the 9th day of April, 2010.
ALEXZA PHARMACEUTICALS, INC.

By:	/s/ Thomas B. King Thomas B. King
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas B. King	President, Chief Executive Officer and Director	April 9, 2010
Thomas B. King	(Principal Executive Officer)

/s/ August J. Moretti	Senior Vice President and Chief Financial Officer	April 9, 2010
August J. Moretti	(Principal Financial and Accounting Officer)

* Hal V. Barron	Director	April 9, 2010

* Andrew L. Busser	Director

* Samuel D. Colella	Director	April 9, 2010

* Alan D. Frazier	Director	April 9, 2010

* Deepika R. Pakianathan	Director	April 9, 2010

* J. Leighton Read	Director	April 9, 2010

* Gordon Ringold	Director	April 9, 2010

* Isaac Stein	Director	April 9, 2010

* By: /s/ Thomas B. King	April 9, 2010
Thomas B. King
Attorney – in – fact

EXHIBIT INDEX

Exhibit
Number	Description of Document

3.5	Restated Certificate of Incorporation(1)

3.7	Amended and Restated Bylaws(1)

3.8	Amendment to Amended and Restated Bylaws(2)

4.1	Specimen Common Stock Certificate(1)

4.2	Second Amended and Restated Investors’ Rights Agreement between Registrant and certain holders of Preferred Stock dated November 5, 2004(1)

5.1	Opinion of Cooley Godward Kronish LLP (previously filed with the Registrant’s Form S-1 filed with the SEC on October 20, 2009)

23.1w	Consent of Independent Registered Public Accounting Firm

23.2w	Consent of Cooley Godward Kronish LLP

24.1	Power of Attorney (included in the signature page of the Registrant’s Form S-1 filed with the SEC on October 20, 2009)

w	Filed herein

(1)	Filed as an Exhibit to our Registration Statement on Form S-1 filed on December 22, 2005, as amended (File No. 333-130644), and incorporated herein by reference

(2)	Filed as an Exhibit to our Annual Report on Form 10-K (File No. 000-51820) as filed with the SEC on March 17, 2008 and incorporated herein by reference